EXHIBIT 11c


                          AMERITECH CORPORATION
                 COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                             Six Months Ended
                                                June 30,
                                               -------------
                                          1996              1995
                                          ----              ----

Net Income                         $1,044,984,000     $1,082,445,000
                                     ============      ============


Weighted average number of
shares outstanding                    553,962,130       552,998,160

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                           4,253,187         7,862,453
                                     ------------      ------------

Weighted average shares outstanding
on which primary earnings per share
are based                             558,215,317       560,860,613

Primary earnings per share                  $1.87             $1.93
                                     ============      ============


This calculation is submitted in accordance with Regulation S-K,
Item 601 (b)11, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.


                                                          EXHIBIT 11d


                          AMERITECH CORPORATION
               COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                             Six Months Ended
                                                June 30,
                                              -------------
                                          1996              1995
                                          ----              ----
Net Income                         $1,044,984,000     $1,082,445,000
                                     ============      ============


Weighted average number of
shares outstanding                    553,962,130       552,998,160

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                           4,547,927         7,964,973
                                     ------------      ------------

Weighted average shares outstanding
on which fully diluted earnings
per share are based                   558,510,057       560,963,133



Fully diluted earnings per share            $1.87             $1.93
                                     ============      ============


This calculation is submitted in accordance with Regulation S-K,
Item 601 (b)11, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.